EXHIBIT 99.1

For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom Announces Third-Quarter Results

LITTLE ROCK, Ark. — January 23, 2008 — Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the third quarter of fiscal 2008 ended December 31, 2007. Acxiom will hold a conference call at 4:30 p.m. CST today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Revenue for the three-month period was $350.3 million, a decrease of 0.7 percent from the third quarter of fiscal 2007. Operating income for the quarter was $96.9 million including the unusual items detailed below. This represents an increase of 89 percent compared to the same quarter a year ago. Earnings of $.69 per diluted share include the impact of $.49 per share in unusual benefit, net of income tax effect, in the quarter as detailed below.

For the nine-month period ended December 31, 2007, revenue totaled $1.04 billion, up 0.2 percent from the same period in the prior year. Income from operations for the nine months was $121.4 million compared to $129.5 million a year ago. Diluted earnings per share were $.66 compared to $.75 in the prior year. The diluted earnings per share include the impact of $28.1 million, or $.21 per share, of benefit from unusual items, net of income tax effect, for the nine-month period.

Third-quarter earnings per diluted share of $.69 include a $63.5 million, or $.49 per diluted share, net benefit related to gains, losses and other items. The significant components of the gains, losses and other items are:

•	A $65 million payment received from Silver Lake and ValueAct Capital after the termination of the firms’ agreement to acquire Acxiom
•	A $2.6 million gain realized from the sale of the software distribution unit of Acxiom’s operations in France
•	A $3 million payment to retiring company leader Charles Morgan
•	$0.3 million in transaction costs related to the Silver Lake/ValueAct transaction
•	$0.8 million for ongoing restructuring activities in Europe

“Our revenue and earnings on continuing operations continue to be impacted by the difficulty in the financial services industry, which has resulted in reduced spending by many of our clients,” interim company leader Charles D. Morgan said. “With many of our largest clients affected by the downturn, it has had a significant impact on an important sector of our business. As we have discussed previously, due to the decrease in revenue during the first half of our fiscal year, we took measures to reduce expenses. Although these initiatives had a meaningful impact on expenses this quarter, these measures did not fully offset the reduction in revenue in the third quarter. We expect to experience continued reduced spending from some of our clients, especially in the financial services industry.”

Details of Acxiom’s third-quarter performance include:

•	Revenue of $350.3 million, down 0.7 percent from $352.8 million in the third quarter a year ago
•	Income from operations of $96.9 million, up 88.9 percent from $51.3 million in the third quarter last year; income from operations included $63.5 million generated by gains, losses and other items
•	Diluted earnings per share of $.69 compared to $.31 in the third quarter of fiscal 2007; included is $.49 in diluted earnings per share that represents the net of gains, losses and other items
•

Operating cash flow of $130.1 million and free cash flow available to equity of $83.9 million; free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release

•	The repurchase of approximately 4.0 million shares of Acxiom stock for $49.1 million

Segment information

•

Information Services Division: The division develops, sells and delivers industry-tailored solutions globally through the integration of products, services and consulting. Revenue for the quarter was $184.5 million, down 1.7 percent from the third quarter of the previous year. For the nine months ended December 31, 2007, revenue was $556.7 million, up 2.4 percent from the previous year. Operating income for the quarter was $25.6 million, down 32.5 percent from the third quarter of the previous year. For the nine months just ended, operating income was $78.3 million, down 23.4 percent from the previous nine-month period.

•

Information Products Division: The division develops and sells all global data products, including InfoBase-X® and PersonicX®, as well as fraud and risk mitigation products sold in the U.S., including InsightIdentify. It focuses on product development, product lifecycle management, data content management and innovation. Revenue for the quarter was $111.2 million, up 4.9 percent from the third quarter of the previous year. For the nine months ended December 31, 2007, revenue was $316.1 million, up 3.4 percent from the previous year. Operating income for the quarter was $8.2 million, up 20.2 percent from the third quarter of the previous year. For the nine months just ended, operating income was $10.7 million, up 7.3 percent from the previous nine-month period.

•

Infrastructure Management Division: The division develops and delivers information technology products and services that improve a company’s ability to manage its information technology delivery platform with lower costs and higher efficiencies. Such offerings include traditional IT outsourcing and transformational solutions such as the Acxiom data factory. Revenue for the quarter was $112.9 million, down 4.3 percent from the third quarter of the previous year. For the nine months ended December 31, 2007, revenue was $339.3 million, down 5.1 percent from the previous year. Operating income for the quarter was $11.1 million, down 18.5 percent from the third quarter of the previous year. For the nine months just ended, operating income was $36.0 million, down 8.9 percent from the previous nine-month period.

Recent developments

New Chief Executive Officer announced

On January 17, 2008, Acxiom announced the naming of John Meyer as its new CEO and President. Meyer has most recently been president of the Global Services group of Alcatel-Lucent. Prior to Alcatel-Lucent, Meyer served in a variety of executive capacities with EDS. Meyer will join Acxiom on February 4, 2008, and will also serve as a member of the board of directors.

Meyer said that “Acxiom’s position as the leading provider of offline and online marketing services is the envy of the market. Acxiom’s proud history of innovation and delivery excellence has created value for its clients for decades. It is an honor to join the Company and do all I can to build on its successes. I look forward to working with our associates to create value for our clients and shareholders.”

EMC Update

In December 2005, the Company and EMC entered into an agreement whereby EMC purchased Acxiom’s existing grid operating system for a total payment of $30 million, which the Company previously received.  As part of the agreement, EMC has the option, in exchange for a $20 million payment by the end of January, to acquire the Acxiom unit responsible for the further development of the technology initially sold to EMC as well as new technology and functionality created by the unit that could be utilized by the Company and EMC.

EMC has informed the company that it does not intend to exercise the option, per its original terms, and the parties are now engaged in negotiations concerning an ongoing commercial relationship.

ValueAct SmallCap Fund

Upon the request of ValueAct Capital Group and pursuant to the August 5, 2006 agreement between the company and ValueAct Capital Group, on January 17, 2008 permission was granted to ValueAct SmallCap Master Fund, L.P. to purchase up to $30 million of the common stock of the company in open market or privately negotiated transactions. It is the understanding of the company that ValueAct Capital Group is associated with but does not control ValueAct Small-Cap Master Fund, L.P.

Outlook

The Company is updating its outlook for the remainder of its 2008 fiscal year. Previous guidance is superseded by the updated guidance and should not be relied upon. Revenue for the 12 months ending March 31, 2008 is expected to be flat to down 1 percent compared to fiscal 2007. Earnings per diluted share, before the effect of any unusual items recorded during the fiscal year, are expected to be in the range of $.60 to $.65. Reflecting the $28.1 million of unusual items recorded during the first three quarters of the fiscal year, earnings per diluted share for the fiscal year are expected to be from $.81 to $.86.

These projections are forward looking, and actual results may differ materially. These projections may be impacted by mergers, acquisitions, divestitures or other business combinations that may be completed in the future as well as the other factors set forth below.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia, China and Canada.

For more information, visit www.acxiom.com.

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the projected revenue and earnings per share will be within the estimated ranges. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the Company; the possibility that in the event that a change of control of the Company was sought that certain of the clients of the Company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the Company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	262,697	265,798	(3,101)	(1.2%)
Data	87,572	87,043	529	0.6%
Total revenue	350,269	352,841	(2,572)	(0.7%)

Operating costs and expenses:
Cost of revenue
Services	201,648	199,704	1,944	1.0%
Data	60,551	53,004	7,547	14.2%
Total cost of revenue	262,199	252,708	9,491	3.8%

Services gross margin	23.2%	24.9%
Data gross margin	30.9%	39.1%
Total gross margin	25.1%	28.4%

Selling, general and administrative	54,669	49,065	5,604	11.4%
Gains, losses and other items, net	(63,489)	(225)	(63,264)	100.0%

Total operating costs and expenses	253,379	301,548	(48,169)	(16.0%)

Income from operations	96,890	51,293	45,597	88.9%

Other income (expense):
Interest expense	(12,797)	(14,911)	2,114	(14.2%)
Other, net	1,394	1,157	237	20.5%

Total other income (expense)	(11,403)	(13,754)	2,351	(17.1%)

Earnings before income taxes	85,487	37,539	47,948	127.7%

Income taxes	30,791	12,594	18,197	144.5%

Net earnings	54,696	24,945	29,751	119.3%

Earnings per share:

Basic	0.69	0.32	0.37	115.6%

Diluted	0.69	0.31	0.38	122.6%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	795,085	793,789	1,296	0.2%
Data	244,378	244,076	302	0.1%
Total revenue	1,039,463	1,037,865	1,598	0.2%

Operating costs and expenses:
Cost of revenue
Services	622,431	597,161	25,270	4.2%
Data	171,434	153,638	17,796	11.6%
Total cost of revenue	793,865	750,799	43,066	5.7%

Services gross margin	21.7%	24.8%
Data gross margin	29.8%	37.1%
Total gross margin	23.6%	27.7%

Selling, general and administrative	162,380	157,818	4,562	2.9%
Gains, losses and other items, net	(38,167)	(225)	(37,942)	100.0%

Total operating costs and expenses	918,078	908,392	9,686	1.1%

Income from operations	121,385	129,473	(8,088)	(6.2%)

Other income (expense):
Interest expense	(40,214)	(31,630)	(8,584)	27.1%
Other, net	2,908	4,489	(1,581)	(35.2%)

Total other income (expense)	(37,306)	(27,141)	(10,165)	37.5%

Earnings before income taxes	84,079	102,332	(18,253)	(17.8%)

Income taxes	30,362	37,863	(7,501)	(19.8%)

Net earnings	53,717	64,469	(10,752)	(16.7%)

Earnings per share:

Basic	0.67	0.77	(0.10)	(13.0%)

Diluted	0.66	0.75	(0.09)	(12.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended

	December 31,	September 30,	$	%
	2007	2007	Variance	Variance

Revenue:
Services	262,697	267,653	(4,956)	(1.9%)
Data	87,572	83,373	4,199	5.0%
Total revenue	350,269	351,026	(757)	(0.2%)

Operating costs and expenses:
Cost of revenue
Services	201,648	208,697	(7,049)	(3.4%)
Data	60,551	56,998	3,553	6.2%
Total cost of revenue	262,199	265,695	(3,496)	(1.3%)

Services gross margin	23.2%	22.0%
Data gross margin	30.9%	31.6%
Total gross margin	25.1%	24.3%

Selling, general and administrative	54,669	55,042	(373)	(0.7%)
Gains, losses and other items, net	(63,489)	9,932	(73,421)	(739.2%)

Total operating costs and expenses	253,379	330,669	(77,290)	(23.4%)

Income from operations	96,890	20,357	76,533	376.0%

Other income (expense):
Interest expense	(12,797)	(13,842)	1,045	(7.5%)
Other, net	1,394	1,331	63	4.7%

Total other income (expense)	(11,403)	(12,511)	1,108	(8.9%)

Earnings before income taxes	85,487	7,846	77,641	989.6%

Income taxes	30,791	(2,696)	33,487	(1242.1%)

Net earnings	54,696	10,542	44,154	418.8%

Earnings per share:

Basic	0.69	0.13	0.56	430.8%

Diluted	0.69	0.13	0.56	430.8%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,	September 30,
	2007	2006	2007

Basic earnings per share:

Numerator - net earnings	54,696	24,945	10,542

Denominator - weighted-average shares outstanding	79,418	77,717	80,646

Basic earnings per share	0.69	0.32	0.13

Diluted earnings per share:

Numerator - net earnings	54,696	24,945	10,542

Denominator - weighted-average shares outstanding	79,418	77,717	80,646

Dilutive effect of common stock options, warrants and restricted stock	253	2,238	1,839

	79,671	79,955	82,485

Diluted earnings per share	0.69	0.31	0.13

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2007	2006

Basic earnings per share:

Numerator - net earnings	53,717	64,469

Denominator - weighted-average shares outstanding	79,802	83,957

Basic earnings per share	0.67	0.77

Diluted earnings per share:

Numerator - net earnings	53,717	64,469

Denominator - weighted-average shares outstanding	79,802	83,957

Dilutive effect of common stock options, warrants and restricted stock	1,380	2,237

	81,182	86,194

Diluted earnings per share	0.66	0.75

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2007	2006

Information services	184,504	187,673
Information products	111,225	106,002
Infrastructure management	112,916	117,966
Eliminations	(58,376)	(58,800)

Total revenue	350,269	352,841

Income from operations:

Information services	25,626	37,954
Information products	8,216	6,834
Infrastructure management	11,138	13,666
Corporate & other	51,910	(7,161)

Total income from operations	96,890	51,293

Margin:

Information services	13.9%	20.2%
Information products	7.4%	6.4%
Infrastructure management	9.9%	11.6%

Total margin	27.7%	14.5%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2007	2006

Information services	556,713	543,501
Information products	316,127	305,871
Infrastructure management	339,319	357,740
Eliminations	(172,696)	(169,247)

Total revenue	1,039,463	1,037,865

Income from operations:

Information services	78,315	102,259
Information products	10,654	9,925
Infrastructure management	36,016	39,523
Corporate & other	(3,600)	(22,234)

Total income from operations	121,385	129,473

Margin:

Information services	14.1%	18.8%
Information products	3.4%	3.2%
Infrastructure management	10.6%	11.0%

Total margin	11.7%	12.5%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,	$	%	September 30,	$	%
	2007	2006	Variance	Variance	2007	Variance	Variance

Data	67,095	68,520	(1,425)	(2.1%)	63,534	3,561	5.6%
Passthrough data	20,477	18,523	1,954	10.5%	19,839	638	3.2%

Total data revenue	87,572	87,043	529	0.6%	83,373	4,199	5.0%

Cost of data revenue:
Data	40,074	34,481	5,593	16.2%	37,159	2,915	7.8%
Passthrough data	20,477	18,523	1,954	10.5%	19,839	638	3.2%

Total cost of data	60,551	53,004	7,547	14.2%	56,998	3,553	6.2%

Margin:

Data	40.3%	49.7%			41.5%
Passthrough data	0.0%	0.0%			0.0%
Total data	30.9%	39.1%			31.6%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,	$	%
	2007	2006	Variance	Variance

Data	184,470	185,704	(1,234)	(0.7%)
Passthrough data	59,908	58,372	1,536	2.6%

Total data revenue	244,378	244,076	302	0.1%

Cost of data revenue:
Data	111,526	95,266	16,260	17.1%
Passthrough data	59,908	58,372	1,536	2.6%

Total cost of data	171,434	153,638	17,796	11.6%

Margin:

Data	39.5%	48.7%
Passthrough data	0.0%	0.0%
Total data	29.8%	37.1%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2007	2007	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	66,265	37,776	28,489	75.4%
Trade accounts receivable, net	286,627	285,850	777	0.3%
Refundable income taxes	-	7,657	(7,657)	(100.0%)
Deferred income taxes	22,211	22,341	(130)	(0.6%)
Other current assets	46,017	59,252	(13,235)	(22.3%)

Total current assets	421,120	412,876	8,244	2.0%

Property and equipment	772,176	733,175	39,001	5.3%
Less - accumulated depreciation and amortization	493,394	420,883	72,511	17.2%

Property and equipment, net	278,782	312,292	(33,510)	(10.7%)

Software, net of accumulated amortization	60,836	44,289	16,547	37.4%
Goodwill	518,608	522,046	(3,438)	(0.7%)
Purchased software licenses, net of accumulated amortization	132,344	151,326	(18,982)	(12.5%)
Unbilled and notes receivable, excluding current portions	6,584	16,742	(10,158)	(60.7%)
Deferred costs, net	130,958	137,684	(6,726)	(4.9%)
Data acquisition costs	50,552	35,398	15,154	42.8%
Other assets, net	22,555	23,251	(696)	(3.0%)

	1,622,339	1,655,904	(33,565)	(2.0%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	85,450	106,921	(21,471)	(20.1%)
Trade accounts payable	46,631	54,808	(8,177)	(14.9%)
Accrued payroll and related expenses	28,478	33,663	(5,185)	(15.4%)
Other accrued expenses	92,036	79,078	12,958	16.4%
Deferred revenue	70,904	113,318	(42,414)	(37.4%)
Income taxes	7,426	-	7,426	100.0%

Total current liabilities	330,925	387,788	(56,863)	(14.7%)

Long-term obligations:
Long-term debt and capital leases, net of current installments	594,627	631,184	(36,557)	(5.8%)
Software and data licenses, net of current installments	10,631	17,695	(7,064)	(39.9%)

Total long-term obligations	605,258	648,879	(43,621)	(6.7%)

Deferred income taxes	98,340	97,926	414	0.4%

Commitments and contingencies

Stockholders' equity:
Common stock	11,396	11,145	251	2.3%
Additional paid-in capital	774,527	718,336	56,191	7.8%
Retained earnings	511,711	462,844	48,867	10.6%

Accumulated other comprehensive income	27,777	17,526	10,251	58.5%
Treasury stock, at cost	(737,595)	(688,540)	(49,055)	7.1%

Total stockholders' equity	587,816	521,311	66,505	12.8%

	1,622,339	1,655,904	(33,565)	(2.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31,
	2007	2006

Cash flows from operating activities:
Net earnings	54,696	24,945
Non-cash operating activities:
Depreciation and amortization	57,424	54,396
Loss (gain) on disposal or impairment of assets, net	(2,643)	187
Deferred income taxes	2,091	(553)
Non-cash stock compensation expense	2,648	1,555
Changes in operating assets and liabilities:
Accounts receivable	8,564	(8,933)
Other assets	17,777	(769)
Accounts payable and other liabilities	3,296	979
Deferred revenue	(13,759)	(9,148)
Net cash provided by operating activities	130,094	62,659
Cash flows from investing activities:
Disposition of operations	14,250	-
Capitalized software	(8,507)	(6,798)
Capital expenditures	(6,891)	(2,518)
Deferral of costs	(17,460)	(16,149)
Payments received from investments	1,804	-
Net cash paid in acquisitions	(3,720)	(14,400)
Net cash used by investing activities	(20,524)	(39,865)
Cash flows from financing activities:
Proceeds from debt	-	(513)
Payments of debt	(49,380)	(25,817)
Dividends paid	(4,850)	(4,663)
Sale of common stock	2,711	8,896
Acquisition of treasury stock	(45,565)	(6,001)
Tax benefit of stock options exercised	25	1,237
Net cash used by financing activities	(97,059)	(26,861)
Effect of exchange rate changes on cash	(77)	249

Net increase (decrease) in cash and cash equivalents	12,434	(3,818)
Cash and cash equivalents at beginning of period	53,831	91,832
Cash and cash equivalents at end of period	66,265	88,014

Supplemental cash flow information:
Cash paid during the period for:
Interest	12,270	14,813
Income taxes	4,743	8,196
Payments on capital leases and installment payment arrangements	17,542	16,700
Payments on software and data license liabilities	6,226	6,000
Other debt payments, excluding line of credit	5,612	3,117
Prepayment of debt	20,000	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	5,004	10,427
Disposal of asset under financing	(5,304)	-
Construction and other financing	3,995	4,511
Assets acquired under data obligation	15,306	-

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Nine Months Ended

	December 31,

	2007	2006
Cash flows from operating activities:
Net earnings	53,717	64,469
Non-cash operating activities:
Depreciation and amortization	177,345	170,379
Loss (gain) on disposal or impairment of assets, net	(2,717)	(1,483)
Deferred income taxes	505	(975)
Non-cash stock compensation expense	5,678	2,699
Changes in operating assets and liabilities:
Accounts receivable	(1,553)	(15,768)
Other assets	19,163	(2,159)
Accounts payable and other liabilities	4	(7,844)
Deferred revenue	(42,272)	(25,900)
Net cash provided by operating activities	209,870	183,418
Cash flows from investing activities:
Disposition of operations	14,250	-
Capitalized software	(26,774)	(19,443)
Capital expenditures	(15,049)	(5,995)
Cash collected from the sale and license of software	-	10,000
Deferral of costs	(43,219)	(49,595)
Payments received from investments	3,603	2,708
Net cash paid in acquisitions	(9,191)	(14,400)
Net cash used by investing activities	(76,380)	(76,725)
Cash flows from financing activities:
Proceeds from debt	2,127	649,756
Payments of debt	(108,009)	(393,742)
Dividends paid	(4,850)	(13,471)
Sale of common stock	44,812	25,801
Acquisition of treasury stock	(45,565)	(299,301)
Tax benefit of stock options exercised	5,993	4,081
Net cash used by financing activities	(105,492)	(26,876)
Effect of exchange rate changes on cash	491	492

Net increase in cash and cash equivalents	28,489	80,309
Cash and cash equivalents at beginning of period	37,776	7,705
Cash and cash equivalents at end of period	66,265	88,014

Supplemental cash flow information:
Cash paid during the period for:
Interest	40,008	31,375
Income taxes	4,954	31,027

Payments on capital leases and installment payment arrangements	54,330	57,556
Payments on software and data license liabilities	19,998	21,151
Other debt payments, excluding line of credit	11,554	6,632
Prepayment of debt	20,000	-
Revolving credit payments	2,127	308,403
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	20,724	44,454
Disposal of asset under financing	(5,304)	-
Construction and other financing	9,346	18,167
Software licenses and maintenance acquired under software obligation	493	15,266
Asset acquired under data obligation	15,306	-
Note payable issued in acquisition	300	-

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/06	09/30/06	12/31/06	03/31/07	YTD FY2007	06/30/07	09/30/07	12/31/07	YTD FY2008

Net cash provided by operating activities	56,350	64,409	62,659	76,534	259,952	39,132	40,644	130,094	209,870

Plus:
Payments received from investments	783	1,925	-	50	2,758	-	1,799	1,804	3,603
Disposition of operations	-	-	-	-	-	-	-	14,250	14,250

Less:
Capitalized software	(5,719)	(6,926)	(6,798)	(8,000)	(27,443)	(8,447)	(9,820)	(8,507)	(26,774)
Capital expenditures	(217)	(3,260)	(2,518)	(8,230)	(14,225)	(2,867)	(5,291)	(6,891)	(15,049)
Deferral of costs	(16,887)	(16,559)	(16,149)	(17,092)	(66,687)	(14,129)	(11,630)	(17,460)	(43,219)
Payments on capital leases and installment payment arrangements	(18,905)	(21,951)	(16,700)	(18,579)	(76,135)	(19,137)	(17,651)	(17,542)	(54,330)
Payments on software and data license liabilities	(7,847)	(7,304)	(6,000)	(5,746)	(26,897)	(6,493)	(7,279)	(6,226)	(19,998)
Other required debt payments	(1,711)	(1,804)	(3,117)	(3,603)	(10,235)	(3,526)	(2,416)	(5,612)	(11,554)

Subtotal	5,847	8,530	11,377	15,334	41,088	(15,467)	(11,644)	83,910	56,799

Plus:
Tax benefit of stock options and warrants	1,079	1,765	1,237	61	4,142	5,624	344	25	5,993

Subtotal	6,926	10,295	12,614	15,395	45,230	(9,843)	(11,300)	83,935	62,792

Plus:
Cash collected from sale of software	5,000	5,000	-	-	10,000	-	-	-	-

Total	11,926	15,295	12,614	15,395	55,230	(9,843)	(11,300)	83,935	62,792